EXHIBIT 31.5

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a) AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ellen M. Cotter, certify that:

1)	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K/A of Reading International, Inc.; and

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Ellen M. Cotter

Ellen M. Cotter

President and Chief Executive Officer

(Principal Executive Officer)

June 24, 2020